UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2012, The Bon-Ton Stores, Inc. (the “Company”) announced that the position of Chief Operating Officer would be eliminated and that, as a result of such change, the employment of the Company’s current Chief Operating Officer, Barbara J. Schrantz, would be terminated effective September 14, 2012.

On September 14, 2012, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Ms. Schrantz.  The Separation Agreement was entered into in accordance with the terms set forth in the Employment Agreement between the Company and Ms. Schrantz dated January 30, 2011 (the “Employment Agreement”).  The Separation Agreement provides for severance payments and other benefits to be paid to Ms. Schrantz upon a termination without cause as set forth in the Employment Agreement.  In addition, among other things, the Company has agreed under the Separation Agreement that: (i) Ms. Schrantz will be compensated for her accrued but unused vacation days during the 2012 fiscal year and (ii) 15,000 shares of restricted stock granted to Ms. Schrantz pursuant to the Restricted Stock Agreement dated April 12, 2010, with a vesting date of April 12, 2013, shall vest upon termination of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated: September 18, 2012